UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 30, 2003

World Airways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	0-26582 (Commission File Number)	94-1358276 (IRS Employer Identification No.)

The HLH Building
101 World Drive
Peachtree City, Georgia 30269
(Address of principal executive offices)

(770) 632-8000
(Registrant’s telephone number, including area code)

ITEM 5.    Other Events and Required FD Disclosure.

      On December 30, 2003, World Airways, Inc., a Delaware corporation (the “Registrant”), issued a press release announcing the closing of a $30,000,000 term loan supported by a $27,000,000 federal guarantee from the Air Transportation Stabilization Board (the “ATSB”). In connection with the closing of the ATSB guaranteed loan, the Registrant issued $25,545,000 aggregate principal amount of new 8.0% Convertible Senior Subordinated Debentures due 2009 in exchange for $22,545,000 aggregate principal amount of its outstanding 8.0% Convertible Senior Subordinated Debentures due 2004 (the “Existing Debentures”) and $3,000,000 in cash. The Registrant also called for redemption the remainder, or $18,000,000 aggregate principal amount, of its Existing Debentures, and notified holders thereof that the Existing Debentures will be redeemed on January 28, 2004. The text of the press release is filed as part of this Current Report as Exhibit 99.1 under this Item 5 and is incorporated herein by reference.

ITEM 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits

Exhibit No.	Document

99.1	Press release of the Registrant issued December 30, 2003.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2003	World Airways, Inc. (Registrant)

	By:	/s/ Gilberto M. Duarte, Jr. Gilberto M. Duarte, Jr. Chief Financial Officer